Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

JFB Construction Holdings

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Units consisting of:	457(o)	1,250,000	$4.125	$5,156,250.00	$0.00015310	$789.42
	Equity	(i) Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”)
	Other	(ii) Warrants to purchase Class A Common Stock (“Offering Warrants”)(3)
	Equity	Over-allotment Units consisting of:	457(o)	187,500	4.125	$773,437.50	$0.00015310	$118.41
	Equity	(i) Class A Common Stock				—
	Other	(ii) Warrants to purchase Class A Common Stock (“Over-allotment Warrants”)				—
	Equity	Representative’s Units consisting of:	457(g)	125,000	4.125(3)	$515,625.00	$0.00015310	$78.94
	Equity	(i) Class A Common Stock
	Other	(ii) Warrants to purchase Class A Common Stock (“Representative’s Warrants”)				—
	Equity	Class A Common Stock underlying the Offering Warrants	457(o)	1,250,000	$4.125	$5,156,250.00	$0.00015310	$789.42
	Equity	Class A Common Stock underlying the Over-allotment Warrants	457(o)	187,500	$4.125	$773,437.50	$0.00015310	$118.41
	Equity	Class A Common Stock underlying the Representative’s Warrants	457(g)	125,000	$4.125(3)	$515,625.00	$0.00015310	$78.94
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					$12,890,625.00	$0.00015310	$1,973.55
	Total Fees Previously Paid				—	—	—	—
	Total Fee Offsets				—	—	—	—
	Net Fee Due					12,890,625.00	$0.00015310	$1,973.55

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminable number of additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or similar transactions.

(3) Based on the offering price of securities of the same class included in the registration statement, in accordance with Rule 457(g)(2) under the Securities Act.